U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 17, 2020

SUNSHINE BIOPHARMA, INC.
(Exact name of small business issuer as specified in its charter)

Colorado	000-52898	20-5566275
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

6500 Trans-Canada Highway
4th Floor
Pointe-Claire, Quebec, Canada H9R 0A5
 (Address of principal executive offices)

(514) 426-6161
(Issuer’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

On June 17, 2020, our Board of Directors authorized the issuance of Five Hundred Thousand (500,000) shares of our Series “B” Preferred Stock in favor of Dr. Steve N. Slilaty, our CEO and a director, in consideration for his development of a new treatment for Coronavirus infections, including COVID-19. The Series “B” Preferred Stock is non-convertible, non-redeemable, non-retractable and has a superior liquidation value of $0.10 per share. Each share of Series “B” Preferred Stock is entitled to 1,000 votes per share.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 17, 2020, pursuant to the affirmative vote of our Board of Directors and shareholders who hold over a majority of our issued and outstanding voting securities, we filed an amendment to our Articles of Incorporation with the Secretary of State for the State of Colorado, to eliminate the Series “A” Preferred Shares consisting of Eight Hundred and Fifty Thousand (850,000) shares, par value $0.10 per share, and the designation thereof, such shares to be returned to the status of undesignated shares of Preferred Stock. In addition, the Amendment also increased the number of authorized Series “B” Preferred Shares from 500,000 to 1,000,000 shares.

A copy of the filed Amendment to our Articles of Incorporation are attached hereto as Exhibit 3.6 and incorporated herein as if set forth.

Item 9.01. Financial Statements and Exhibits.

 (c) Exhibits.

Number	Exhibit
3.6	Amendment to Articles of Incorporation eliminating Series “A” Preferred Shares and increasing the number of authorized Series “B” Preferred Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNSHINE BIOPHARMA, INC. (Registrant)

Dated: June 24, 2020	By:	/s/ Dr. Steve N. Slilaty
Dr. Steve N. Slilaty, Chief Executive Officer

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